Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $2.62 for the Quarter Ended June 30, 2016

OMAHA, Neb.--(BUSINESS WIRE)--July 18, 2016--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $2.62 on net income available to common shareholders of $1.8 million for the fiscal quarter ended June 30, 2016.

“The convenience sector continues to embrace fresh and on-the-go food offerings that enhance their ability to effectively compete against quick service restaurants for consumer dollars,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. Atayan continued, “AMCON has developed robust programs and expanded its capabilities in foodservice and technology to support our customers as they continue to evolve their stores. We have a long-term commitment to building partnerships with our customers and suppliers alike.” He further noted, “we are actively seeking acquisitions that can benefit from our extensive platform of customer service.”

For the third fiscal quarter, the wholesale distribution segment reported revenues of $326.9 million, operating income of $4.9 million, and operating income before depreciation and amortization of $5.3 million. Our retail health food segment reported revenues of $6.5 million, an operating loss of $0.1 million, and break even operating income before depreciation and amortization for the same period.

“Our customers can count on our sales and marketing teams’ expertise in store design, product and program selection, and product placement to help them maximize sales and profitability particularly during the critical peak sales season. The investments we’ve made in our refrigerated trucking fleet have proven to be a competitive advantage as we are increasingly placing more emphasis on our foodservice offerings,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution segment.

“We are proactively taking steps to respond to the competitive environment that we operate in. We are focused on developing an enhanced shopping experience that builds on our key historical strengths of customer service and product selection,” said Eric Hinkefent, President of AMCON’s Retail Health Food Segment.

“We take a conservative approach to managing our balance sheet. The emphasis we place on working capital and liquidity provides us a competitive advantage in both of our business segments. We are able to move decisively when opportunities manifest themselves,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. “We were pleased to close the June 30, 2016 quarter with shareholders’ equity of $62.2 million and consolidated debt of $17.2 million.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates fifteen (15) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
June 30, 2016 and September 30, 2015

	June	September
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash	$414,997	$219,536
Accounts receivable, less allowance for doubtful accounts of $0.8 million at June 2016 and $0.9 million at September 2015	33,932,942	31,866,787
Inventories, net	50,670,660	60,793,478
Deferred income taxes	1,404,470	1,553,726
Income taxes receivable	—	113,238
Prepaid and other current assets	5,446,628	2,125,908
Total current assets	91,869,697	96,672,673

Property and equipment, net	12,362,980	12,753,145
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,825,561	4,090,978
Other assets	289,287	317,184
	$114,697,352	$120,183,807
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,997,838	$17,044,726
Accrued expenses	6,847,950	7,224,963
Accrued wages, salaries and bonuses	3,423,813	3,282,354
Income taxes payable	363,114	—
Current maturities of long-term debt	359,737	351,383
Total current liabilities	28,992,452	27,903,426

Credit facility	13,708,439	20,902,207
Deferred income taxes	3,785,570	3,696,098
Long-term debt, less current maturities	3,113,288	3,384,319
Other long-term liabilities	29,826	34,860

Series A cumulative, Convertible Preferred Stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both June 2016 and September 2015	2,500,000	2,500,000
Series B cumulative, Convertible Preferred Stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at both June 2016 and September 2015, and a total liquidation preference of $0.4 million at both June 2016 and September 2015	400,000	400,000

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 116,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 587,185 shares outstanding and issued at June 2016 and 621,104 shares outstanding and issued at September 2015	7,197	7,061
Additional paid-in capital	16,676,738	15,509,199
Retained earnings	57,209,248	53,527,606
Treasury stock at cost	(11,725,406)	(7,680,969)
Total shareholders’ equity	62,167,777	61,362,897
	$114,697,352	$120,183,807

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and nine months ended June 30, 2016 and 2015

	For the three months ended June		For the nine months ended June
	2016	2015	2016	2015
Sales (including excise taxes of $98.9 million and $101.5 million, and $284.9 million and $285.9 million, respectively)	$333,398,723	$334,456,509	$951,856,098	$937,333,849
Cost of sales	314,235,192	314,957,889	896,190,425	880,575,362
Gross profit	19,163,531	19,498,620	55,665,673	56,758,487
Selling, general and administrative expenses	15,335,808	15,405,676	45,951,300	47,072,555
Depreciation and amortization	512,543	542,307	1,655,173	1,709,469
	15,848,351	15,947,983	47,606,473	48,782,024
Operating income	3,315,180	3,550,637	8,059,200	7,976,463

Other expense (income):
Interest expense	188,798	242,266	562,654	673,783
Other (income), net	(35,552)	(20,853)	(98,634)	(63,907)
	153,246	221,413	464,020	609,876
Income from operations before income tax expense	3,161,934	3,329,224	7,595,180	7,366,587
Income tax expense	1,310,000	1,333,000	3,241,000	3,055,000
Net income	1,851,934	1,996,224	4,354,180	4,311,587
Preferred stock dividend requirements	(48,642)	(48,643)	(146,462)	(145,928)
Net income available to common shareholders	$1,803,292	$1,947,581	$4,207,718	$4,165,659

Basic earnings per share available to common shareholders	$3.03	$3.16	$6.91	$6.78
Diluted earnings per share available to common shareholders	$2.62	$2.69	$6.07	$5.85

Basic weighted average shares outstanding	596,112	615,822	609,240	614,723
Diluted weighted average shares outstanding	707,300	741,183	717,875	737,325

Dividends declared and paid per common share	$0.18	$0.18	$0.82	$0.54

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the nine months ended June 30, 2016 and 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,354,180	$4,311,587
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,389,756	1,435,719
Amortization	265,417	273,750
(Gain) loss on sale of property and equipment	(69,215)	5,103
Equity-based compensation	1,050,644	910,920
Deferred income taxes	238,728	133,493
Provision (recovery) for losses on doubtful accounts	(39,000)	193,000
Provision for losses on inventory obsolescence	2,014	132,793
Other	(5,034)	(6,034)

Changes in assets and liabilities:
Accounts receivable	(2,027,155)	(207,224)
Inventories	10,120,804	(6,393,734)
Prepaid and other current assets	(3,320,720)	942,531
Other assets	27,897	118,531
Accounts payable	924,567	242,760
Accrued expenses and accrued wages, salaries and bonuses	2,825	1,505,917
Income taxes payable	476,352	(1,022,572)
Net cash flows from operating activities	13,392,060	2,576,540

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,013,988)	(812,624)
Proceeds from sales of property and equipment	112,157	24,000
Net cash flows from investing activities	(901,831)	(788,624)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on bank credit agreements	(7,193,768)	(774,559)
Principal payments on long-term debt	(262,677)	(255,157)
Repurchase of common stock	(4,044,437)	—
Dividends paid on convertible preferred stock	(146,462)	(145,928)
Dividends on common stock	(526,076)	(348,732)
Withholdings on the exercise of equity-based awards	(121,348)	(213,605)
Net cash flows from financing activities	(12,294,768)	(1,737,981)

Net change in cash	195,461	49,935

Cash, beginning of period	219,536	99,922
Cash, end of period	$414,997	$149,857

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$576,681	$677,163
Cash paid during the period for income taxes	2,525,920	3,944,080

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	51,874	8,483
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,174,981	1,240,842

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CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727